Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): November 3, 2004




                        Commission File Number:   333-57780



                             INTERCARE DX, INC.
             (Exact name of registrants specified in its charter)

               California                          95-4304537

      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)


                         900 Wilshire Avenue, Suite 500
                          Los Angeles, California 90017
                       (213) 627-8878 Fax: (213) 627-9183



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)




































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

ITEM  1.  Changes in Control of Registrant                      Not  Applicable

ITEM  2.  Acquisition  or  Disposition  of  Assets              Not  Applicable

ITEM  3.  Bankruptcy  or  Receivership                          Not  Applicable

ITEM  4.  Changes  in  Registrant's  Certifying  Accountant     Not  Applicable

ITEM  5.  Other  Materially  Important  Events

On November 3, 2004, the board of directors approved the appointment of Mr. Donald Stanford, as a new member of the Board of Directors, of the registrant, following the acceptance of the resignation of Mr. Russ Lyon, as a member of the board of directors.

ITEM  6.  Resignation  of  Registrant's  Directors

On November 3, 2004, the registrant accepted the resignation of Mr. Russ Lyon as a member of the Board of Directors.

ITEM  7.    FINANCIAL  STATEMENTS  AND  EXHIBITS
     (a)    FINANCIAL  STATEMENTS  OF  BUSINESSES  ACQUIRED.     (None)
     (b)    EXHIBITS.

ITEM  8:  Change in Fiscal year                                 Not Applicable

ITEM  9:  Regulation FD Disclosure

On  November 3, 2004,  the  registrant  issued  a press release announcing the
appointment   of   Mr.   Donald Stanford,  as the  new  member of the board
of directors, as well as the resignation of Mr. Russ Lyon from the board of directors of the registrant.

EXHIBIT ITEM.     DESCRIPTION
------------     -------------

Exhibit  99.1  -  Copy of the Press Release of November 3, 2004 announcing the appointment of Mr. Donald Stanford as a new board member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      InterCare DX,  Inc.
                                          (Registrant)

Date:  November 3, 2004              By:/s/  Anthony  C.  Dike
                                      -------------------------
                                     Anthony  C.  Dike MD, FACP
                                 (Chairman, Chief Executive Officer)























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
EXHIBIT  99.1

FOR  IMMEDIATE  RELEASE:    Wednesday,  November  3,  2004

                 INTERCARE DX, INC.  NAMES NEW BOARD MEMBER

LOS ANGELES, CALIF.--Anthony C. Dike, MD, Chairman and CEO of InterCare DX, Inc. (OTC BB: ICCO; www.intercare.com) announced today the appointment of Mr. Donald Stanford to the company's board of directors. Mr. Stanford's appointment fills the vacancy created by the resignation of Mr. Russ Lyon.

Mr. Stanford is a seasoned executive who has spent the last 23 years in Senior Management of a successful technology company that has enjoyed considerable success in growth, industry leadership and creating value for its shareholders. He possesses the rare combination of technology skills, hands-on P&L expertise, corporate leadership and customer communications with the ability to work in a team environment and achieve extraordinary results under challenging conditions.

He was formerly the Senior Vice President and Chief Technology officer of GTECH Holdings, Inc., a multi-national information technology company. During his twenty-two years with GTECH, the Company has grown from a market share of 5% and sales of less than $1 million to a dominant worldwide market share of 70% and sales in excess of $1 billion as of the end of 2002. The Company has been consistently profitable and has been the driving force in the last decade in the development and installation of on-line lottery systems in North America, Europe, South America, Africa and Asia, and employs over 4,500 people worldwide. As an important factor in this success, Mr. Stanford has traveled extensively and collaborated with a large number of domestic and international customers and partners.

In addition to being the Company's chief technical strategist, he was also a vital part of the sales and marketing and project management activities that were critical to the Company's overall success

As a recently retired employee and GTECH Holdings Fellow, he advises the GTECH Holdings Corporation in the areas of future technologies and architectures that may be of value to the Company's future growth strategies.

Mr. Stanford earned a Bachelor of Arts in International Relations in 1972 and a Master's in Computer Science/Applied Math in 1977 from Brown University. He has recently been appointed Adjunct Professor of Computer Science at Brown University and in 1999 received the Black Engineer of the Year Award for Professional Achievement.

"We are very delighted that Mr. Stanford has agreed to join us as a new board member, his in-depth knowledge in capital market and Information technology industry will be a great asset to our Company. He brings a wealth of expertise and experience to InterCare, which we believe will help our Company accomplish our business objectives with respect to growth and international alliances. " said Dike.

InterCare  DX,  Inc.  an  affiliate  of  Meridian  Holdings,  Inc., (OTCBB:MRDH)
developed and markets under an exclusive value-added reseller agreement InterCare Clinical Explorer(tm) (ICE(tm)), an innovative, robust and totally scalable software application designed to integrate every aspect of the healthcare enterprise. InterCare provides implementation and support for the ICE(tm), which is used to document and track inpatient and outpatient diagnoses and treatment modalities in various healthcare environments, ranging from individual practices to entire hospital systems.

NOTE: Statements in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Material that is forward-looking may contain statements about expected future events and/or financial results that are forward-looking in nature. Editors and investors are cautioned that such forward-looking statements invoke risk and uncertainties that may cause the company=s results to differ from such forward-looking statements. These include, but are not limited to, economic, competitive, governmental, technological and other factors discussed in the statements and/or in the company=s filings with the Securities and Exchange Commission.

                                      # # #

CONTACT:  Anthony  C.  Dike,  M.D.
          Chairman/CEO
          InterCare DX, Inc.
          213-627-8878
          www.intercare.com
          ----------------